UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 8.01 below is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On November 10, 2025, Dollar Tree, Inc. (the “Company”) increased the size of its commercial paper program (the “Program”) to permit the issuance of short-term, unsecured commercial paper notes (the “Notes”) in an aggregate face or principal amount outstanding under the Program at any time not to exceed $2,500,000,000 (the “Maximum Amount”). The Maximum Amount under the Program is authorized by the Company through the maturity date of the Company’s 364-Day Facility on March 20, 2026 (or such later date to which the maturity of the 364-Day Facility, or a similar financing arrangement in replacement thereof, is extended), and will be $1,500,000,000 thereafter. Prior to this increase, the Program permitted the Company to issue Notes in an aggregate face or principal amount outstanding under the Program at any time not to exceed $1,500,000,000. The other terms and conditions of the Program remain as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: November 17, 2025	By:	/s/ John S. Mitchell, Jr.
John S. Mitchell, Jr.
Chief Legal Officer